                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CUMULUS MEDIA INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                  CUMULUS LOGO

                               CUMULUS MEDIA INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 2, 1999
                            ------------------------

                           NOTICE AND PROXY STATEMENT

                               TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders....................    3
Proxy Statement.............................................    5
Proposals You May Vote On...................................    7
Security Ownership of Certain Beneficial Owners and
  Management................................................   14
Section 16(a) Beneficial Ownership Reporting Compliance.....   15
Non-Employee Director Compensation..........................   16
Compensation Committee Interlocks and Insider
  Participation.............................................   16
Certain Relationships and Related Transactions..............   16
Nominees for Election to the Board of Directors.............   18
Information about the Board of Directors....................   21
Compensation Committee Report on Executive Compensation.....   21
Executive Compensation......................................   25
Performance Graph...........................................   30
Submission of Shareholder Proposals.........................   31
Pending Legal Proceedings...................................   31
Other Matters...............................................   31

                               CUMULUS MEDIA INC.
                            111 EAST KILBOURN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 2, 1999

To the Shareholders of Cumulus Media Inc.:

     The 1999 Annual Meeting of Shareholders of Cumulus Media Inc. will be held at the Hotel Metro at 411 E. Mason Street, Milwaukee, Wisconsin, 53202 on Tuesday, November 2, 1999 at 1:30 p.m., local time, for the following purposes:

     (1) To elect six directors;

     (2) To ratify the Board's selection of PricewaterhouseCoopers LLP as Cumulus' independent auditors for 1999;

     (3) To approve the Cumulus Media Inc. 1998 Amended and Restated Employee Stock Purchase Plan;

     (4) To approve the Cumulus Media Inc. 1999 Stock Incentive Plan;

     (5) To approve the Cumulus Media Inc. 1999 Executive Stock Incentive Plan;

     (6) To amend Cumulus Media Inc.'s Amended and Restated Articles of Incorporation to increase the authorized Class A Common Stock of the Company from 50,000,000 shares to 100,000,000 shares;

     (7) To amend Cumulus Media Inc.'s Amended and Restated Articles of Incorporation to provide for staggered, three-year terms of directors; and

     (8) To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

     Only holders of record of Class A Common Stock or Class C Common Stock at the close of business on September 20, 1999 are entitled to notice of and to vote at the Annual Meeting.

     YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS MADE IN THE ENCLOSED PROXY STATEMENT.

     At the meeting, members of Cumulus' senior management will report on Cumulus' 1998 and year to date 1999 results. The Company's Annual Report for the year ended December 31, 1998 is included with or has preceded the Proxy Statement.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK AND CLASS C COMMON STOCK MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF

YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                              TERRENCE J. LEAHY, Secretary
                                              September 30, 1999

                               CUMULUS MEDIA INC.
                            111 EAST KILBOURN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                               SEPTEMBER 30, 1999

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Cumulus Media Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, November 2, 1999 (the "Annual Meeting").

     The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of common stock held in the name of another person, will be borne by the Company. The Company does not expect to pay any fees for the solicitation of proxies but may pay brokers, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders in person or by telephone, facsimile transmission or other means of electronic communication. The Proxy Statement and the accompanying Proxy Card are being sent to the Company's shareholders commencing on or about September 30, 1999.

     Only holders of record of shares of Class A Common Stock, $.01 par value (the "Class A Common Stock") or shares of Class C Common Stock, $.01 par value (the "Class C Common Stock") at the close of business on September 20, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 21,010,683 shares of Class A Common Stock, 7,856,593 shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"), 2,151,277 shares of Class C Common Stock and 143,069 shares of Series Cumulative Redeemable Exchangeable Preferred Stock, $.01 par value. The presence, in person or by proxy, of the holders of a majority of the shares of Class A and Class C Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

     Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1998 is included or has preceded this Proxy Statement.

     Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Each share of Class A Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. Subject to the following exception, each share of Class C Common Stock entitles its holder to cast 10 votes on each matter to be voted upon at the Annual Meeting. During the period of time commencing with the date of conversion of any Class B Common Stock to Class C Common Stock by either BA Capital Company, LP or State of Wisconsin Investment Board and ending with the date on which BA Capital Company, LP or State of Wisconsin Investment Board

(together with their respective affiliates) each ceases to beneficially own at least 5% of the aggregate shares of common stock held by such holders immediately prior to the Company's initial public offering in July, 1998, holders of Class C Common Stock are entitled to one vote per share.

     UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY HOLDERS OF THE COMPANY'S CLASS A AND CLASS C COMMON STOCK ENTITLED TO VOTE AT A MEETING AT WHICH A QUORUM IS PRESENT. IN OTHER WORDS, THE SIX DIRECTORS WHO RECEIVE THE LARGEST NUMBER OF VOTES WILL BE ELECTED AS DIRECTORS. ANY SHARES NOT VOTED, WHETHER BY WITHHELD AUTHORITY, BROKER NON-VOTE OR OTHERWISE, WILL HAVE NO EFFECT IN THE ELECTION OF DIRECTORS EXCEPT TO THE EXTENT THAT THE FAILURE TO VOTE FOR AN INDIVIDUAL RESULTS IN ANOTHER INDIVIDUAL RECEIVING A LARGER NUMBER OF VOTES.

     A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY THE PRESENT OR REPRESENTED SHARES ENTITLED TO VOTE IS REQUIRED TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999 AND TO APPROVE THE COMPANY'S 1998 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN, THE COMPANY'S 1999 STOCK INCENTIVE PLAN AND THE COMPANY'S 1999 EXECUTIVE STOCK INCENTIVE PLAN. BROKER NON-VOTES AND ABSTENTIONS WILL HAVE THE EFFECT OF A VOTE AGAINST THESE PROPOSALS.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF CLASS A COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE, AS WELL AS A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY THE OUTSTANDING SHARES (CLASS A AND CLASS C COMMON STOCK) ENTITLED TO VOTE, IS REQUIRED TO APPROVE THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED SHARES OF CLASS A COMMON STOCK. A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY THE OUTSTANDING SHARES ENTITLED TO VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION PROVIDING FOR STAGGERED TERMS FOR DIRECTORS. BROKER NON-VOTES AND ABSTENTIONS WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSALS TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                           PROPOSALS YOU MAY VOTE ON

                            1. ELECTION OF DIRECTORS

     The entire Board of Directors, consisting of six members, will be elected at the Annual Meeting. Each director will serve until the next annual meeting of the shareholders or until he is succeeded by another qualified director who has been elected. If, however, the proposal to amend the Amended and Restated Articles of Incorporation to provide for a staggered board is adopted, as described below, the directors will be divided into three classes with staggered terms expiring in 2000, 2001 and 2002. Detailed information about each nominee is provided below.

     The Board has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee becomes unable to serve, the persons named in the proxy will vote for the election of such person or persons as the Board may recommend.

     YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

        2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                            AS INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee and subject to ratification by the Company's shareholders, the Board has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Company's independent auditors since the incorporation of the Company on May 22, 1997. During 1998, PricewaterhouseCoopers LLP also provided non-audit services to the Company. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

     YOUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

   3. APPROVAL OF THE 1998 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

     The complete text of the 1998 Amended and Restated Employee Stock Purchase Plan is set forth in Appendix A. The following summary of the material features of the1998 Amended and Restated Employee Stock Purchase Plan is qualified in its entirety by reference to Appendix A.

     The Board of Directors approved the Company's Employee Stock Purchase Plan on November 23, 1998 and amended it on August 30, 1999, subject to approval by the Company's shareholders. The purpose of the Employee Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an incentive to work for the continued success of the Company by granting such employees the opportunity to purchase the Company's Class A Common Stock through one or more offerings. The aggregate number of shares of Class A Common Stock subject to the Employee Stock Purchase Plan is 1,000,000. No one person may purchase shares of Class A Common Stock under the Amended and Restated Employee Stock Purchase Plan or any other employee stock purchase plan of the Company or its subsidiaries having a fair market value in excess of

$25,000 for each calendar year, and no employee may be granted an option if, immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries as defined by statute.

     The term of each offering under the Amended and Restated Employee Stock Purchase Plan is 12 months, commencing on January 1, 1999. Eligible employees who elect to participate in the Employee Stock Purchase Plan authorize periodic payroll deductions from their compensation. A payroll deduction account is maintained for each participating employee. At the end of an offering period, the payroll deduction account is totaled and the employee is deemed to have purchased whole shares of the Company's Class A Common Stock at the offering price, which is 85% of the lesser of the fair market value of the Company's Class A Common Stock on the first and last days of the 12-month offering period.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

                  4. APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

     The complete text of the 1999 Stock Incentive Plan is set forth in Appendix
B. The following summary of the material features of the 1999 Stock Incentive Plan is qualified in its entirety by reference to Appendix B.

     The Board of Directors approved the 1999 Stock Incentive Plan on August 30, 1999, subject to approval by the Company's shareholders. The purpose of the 1999 Stock Incentive Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations and reward them for making major contributions to the success of the Company. The aggregate number of shares of Class A Common Stock subject to the 1999 Stock Incentive Plan is 900,000, all of which may be granted as incentive stock options. In addition, no one person may receive options over more than 300,000 shares of Class A Common Stock in any one calendar year.

     The 1999 Stock Incentive Plan permits the Company to grant nonqualified stock options and incentive stock options ("ISOs"), as defined in Sections 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No options may be granted under the 1999 Stock Incentive Plan after August 30, 2009.

     The Compensation Committee administers the 1999 Stock Incentive Plan. The Compensation Committee has full and exclusive power to interpret the 1999 Stock Incentive Plan and to adopt rules, regulations and guidelines for carrying out the 1999 Stock Incentive Plan as it may deem necessary or proper.

     Under the 1999 Stock Incentive Plan, current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company are eligible to participate. As of August 30, 1999, approximately 100 individuals will participate in the 1999 Stock Incentive Plan. The following table provides information on options that have been granted to the Named Executive Officers as defined hereinafter, to all current executive officers as a group, to all non-executive directors as a group and to all other employees as of September 15, 1999.

                            NEW PLAN BENEFITS TABLE

                                                       NUMBER OF SECURITIES
                    NAME                            UNDERLYING OPTIONS GRANTED
                    ----                            --------------------------
Richard W. Weening...........................                 30,000
Lewis W. Dickey..............................                 30,000
William M. Bungeroth.........................                 50,000
Richard J. Bonick, Jr........................                 10,000
John Dickey..................................                 16,354
All current executive officers as a group
  (5)........................................                136,354
All non-executive directors as a group (3)...                 70,000
All other employees as a group (57)..........                444,300

     The 1999 Stock Incentive Plan may be amended by the approval of the Board of Directors, but certain amendments adversely affecting the rights of a participant under any existing option grant may not be made without obtaining the participant's written consent, and amendments increasing the number of shares of Class A Common Stock which may be granted under the 1999 Stock Incentive Plan may not be made without obtaining shareholder approval.

     The exercise price for options granted under the 1999 Stock Incentive Plan may be no less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in the case of ISOs granted to participants who are 10% shareholders of the Company). Options will be exercisable during the period specified in each award agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Compensation Committee. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to 10% shareholders of the Company). The closing sale price of the Class A Common Stock on the Nasdaq National Market on September 16, 1999 was $29.50.

     The federal income tax consequences of nonqualified stock options and ISOs granted under the 1999 Stock Incentive Plan are generally as follows:

     Nonqualified Stock Options. The grant of a nonqualified option will have no federal income tax consequences to the Company or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount.

     The holders of shares acquired upon exercise of a nonqualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

     ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price at the date of exercise, however, is an item of "tax preference" for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.

     If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the amount realized from such sale of exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange or shares over the option price; (ii) the Company will be entitled to a deduction from such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case many be in an amount equal to the difference between the amount realized upon such sale or exchange of shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK INCENTIVE PLAN.

             5. APPROVAL OF THE 1999 EXECUTIVE STOCK INCENTIVE PLAN

     The completed text of the 1999 Executive Stock Incentive Plan is set forth in Appendix C. The following summary of the material features of the 1999 Executive Stock Incentive Plan is qualified in its entirety by reference to Appendix C.

     The Board of Directors approved the 1999 Executive Stock Incentive Plan on August 30, 1999, subject to approval by the Company's shareholders. The 1999 Executive Stock Incentive Plan governs the stock options to be granted to Messrs. Weening and L. Dickey. The aggregate number of shares of Class C Common Stock subject to the 1999 Executive Stock Incentive Plan is 1,000,000, 300,000 of which may be granted as ISOs. In addition, no one person may receive options over more than 500,000 shares of Class C Common Stock in any one calendar year.

     The 1999 Executive Stock Incentive Plan permits the Company to grant nonqualified stock options and ISOs to Messrs. Weening and L. Dickey. No options may be granted under the 1999 Executive Stock Incentive Plan after August 30, 2009.

     The Compensation Committee administers the 1999 Executive Stock Incentive Plan. The Compensation Committee has full and exclusive power to interpret the 1999 Executive Stock Incentive Plan and to adopt rules, regulations and guidelines for carrying out the 1999 Executive Stock Incentive Plan as it may deem necessary or proper.

     As of August 30, 1999, Messrs. Weening and L. Dickey were each granted options to purchase 500,000 shares of Class C Common Stock under the 1999 Executive Stock Incentive Plan.

     The 1999 Executive Stock Incentive Plan may be amended by the approval of the Board of Directors, but certain amendments adversely affecting the rights of a participant under any existing option grant may not be made without obtaining the participant's written consent, and amendments increasing the number of shares of Class C Common

Stock which may be granted under the 1999 Executive Stock Incentive Plan may not be made without obtaining shareholder approval.

     The exercise price for nonqualified stock options granted under the 1999 Executive Stock Incentive Plan may be no less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option. The exercise price for ISOs granted under the 1999 Executive Stock Incentive Plan may be no less than 100% of the fair market value of the Class A Common on the date of grant (or 110% in the case of ISOs granted to participants who are 10% shareholders of the Company). The vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of the grant. The closing sale price of the Class A Common Stock on the Nasdaq National Market on September 16, 1999 was $29.50.

     The federal income tax consequences of nonqualified stock options and ISOs granted under the 1999 Executive Stock Incentive Plan are the same as for the 1999 Stock Incentive Plan as described above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 EXECUTIVE STOCK INCENTIVE PLAN.

      6. APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED CLASS A COMMON STOCK

     The proposed amendment to the Company's Amended and Restated Articles of Incorporation increases the number of authorized shares of the Class A Common Stock from 50,000,000 shares to 100,000,000 shares. As of the Record Date, of the 50,000,000 shares of Class A Common Stock presently authorized, 21,010,683 shares were issued and outstanding and an aggregate of 3,188,834 shares were reserved for issuance pursuant to the Company's 1998 Stock Incentive Plan, 1998 Employee Stock Purchase Plan and 1999 Stock Incentive Plan. In addition, 3,001,380 shares of Class C Common Stock, which are convertible into shares of Class A Common Stock, were reserved for issuance pursuant to the 1998 Executive Stock Incentive Plan and 1999 Executive Stock Incentive Plan.

     The additional authorized shares of the Company's Class A Common Stock may be used for any proper corporate purpose approved by the Board of Directors of the Company. Their availability would enable the Company's Board of Directors to act with flexibility when favorable opportunities arise to expand or strengthen the Company's business through the issuance of Class A Common Stock. Among the reasons for issuing additional shares would be to increase the Company's capital through sale of the Company's Class A Common Stock, to engage in other types of capital transactions, to undertake acquisitions and to satisfy contractual commitments, including the Company's 1998 Stock Incentive Plan, 1998 Executive Stock Incentive Plan, 1998 Amended and Restated Employee Stock Purchase Plan, 1999 Stock Incentive Plan and 1999 Executive Stock Incentive Plan and to pay stock dividends or stock splits. The Board of Directors of the Company has not proposed the increase in authorized capital stock with the intention of discouraging tender offers or takeover attempts. However, the availability of authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

     The Company regularly reviews a range of financing transactions including the issuance of the Company's Class A Common Stock. Except for shares reserved for issuance as described above, the Company has no present intention of issuing or selling the newly authorized Class A Common stock for any purpose, but may do so if market and other conditions indicate that such a course of action is advisable.

     If the amendment to the Company's Amended and Restated Articles of Incorporation is approved, the Board of Directors of the Company generally may issue the additional authorized shares of Class A Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the Nasdaq National Market, on which the Class A Common Stock is listed, or may otherwise be necessary or desirable. Except in such cases, the Company does not anticipate that further shareholder authorization will be solicited. Shareholders are not entitled to preemptive rights to purchase any new issue of Class A Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED CLASS A COMMON STOCK.

      7. APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION PROVIDING FOR STAGGERED TERMS OF DIRECTORS

     Presently, all directors of the Company are elected annually. If approved, the amendment provides for staggered terms of directors by dividing the Board of Directors into three groups, designated as Class I, Class II and Class III. Class I will initially consist of two directors, each to hold office until the Annual Meeting of Shareholders in 2000; Class II will initially consist of two directors, each to hold office until the annual Meeting of Shareholders in 2001; Class III will initially consist of two directors, each to hold office until the Annual Meeting of Shareholders in 2002. Starting with the 2000 Annual Meeting of Shareholders, one class of directors would be elected for a three-year term at each Annual Meeting, with the remaining directors continuing in office. The directors of each class initially would be as follows:

      CLASS I                CLASS II               CLASS III
      -------                --------               ---------
William M. Bungeroth  Robert H. Sheridan, III  Richard W. Weening
Ralph B. Everett      Eric P. Robison          Lewis W. Dickey, Jr.

     A staggered Board of Directors, which prevents more than one-third of the Board from being replaced at any one meeting, will help to assure the continuity and stability of the Company's management and policies since a majority of the directors will have prior experience as directors of the Company.

     A classified Board of Directors should discourage certain types of activity that involve an actual or threatened change in control of the Company by making it more difficult and time consuming to change majority control of the Board.

     Over the past several years, third parties have attempted to accumulate substantial stock positions in public companies with a view toward using a control block of stock to force a merger, consolidation, restructuring or to force a corporation to repurchase a control block of stock at a premium. Such actions are taken without advance notice to, or consultation with, the board or directors or management of the corporation. In many cases, such third parties seek representation on the corporation's board or directors in order to increase the likelihood that their proposals will be implemented. If the corporation resists their efforts to obtain representation on the corporation's board, such parties may commence proxy contests to have themselves or their nominees elected to the board of directors in place of certain directors or the entire board. In some cases, the third party may not be interested in taking over the corporation, but uses the threat of a proxy fight or takeover bid as means of forcing the corporation to repurchase its holdings at a substantial premium over market price.

     The Board believes that the threat of removal of the Company's management in such situations would curtail management's ability to negotiate effectively with such purchasers. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company that may be ultimately undertaken.

     A classified Board of Directors would have the effect of making it more difficult to change the composition of the Board. A staggered Board upon which directors serve three-year terms requires at least two annual shareholder meetings in order to effect a change in control of the Board.

     By stabilizing the composition of the Board, a classified Board should encourage any person who might seek to acquire control of the Company to consult with the Company's Board and to negotiate the terms of any proposed business combination or tender offer. The Board believes that any takeover attempt or business combination in which the Company is involved should be thoroughly studied by the Company's management and its Board to assure that all of the Company's shareholders are treated fairly and that shareholder value is maximized.

     Takeover or changes in management of the Company that are proposed and effected without prior consultation and negotiation with the Company's Board and management may not necessarily be detrimental to the Company and its shareholders. The adoption of this amendment could discourage or frustrate future attempts to acquire control of the Company that are not approved by the incumbent Board, but which a majority of shareholders may deem to be in their best interests. One of the effects of a classified Board may be to discourage prospective acquirers from making tender offers for, or open market purchases of, shares of the Company's capital stock. Because tender offers are often made at a premium above market price, and large purchases made in the open market often result in temporary fluctuations in the market price of such shares, shareholders may be denied the opportunity to sell their shares at prices in excess of historic market prices if the proposed amendment discourages such tender offers or open market purchases. A classified Board could also delay or frustrate the assumption of control by a holder of a large block of the Company's shares or the removal of incumbent directors, even if shareholders considered such event to be beneficial. However, the Board feels that the benefits to shareholders of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages to shareholders of discouraging such proposals.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION PROVIDING FOR STAGGERED TERMS OF DIRECTORS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table lists information concerning the beneficial ownership of the Common Stock of the Company on September 15, 1999 (unless otherwise noted) by (i) each Director and Named Executive Officer of the Company and their affiliates, (ii) all directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock of the Company.

                                     CLASS A                  CLASS B                  CLASS C
                                   COMMON STOCK           COMMON STOCK(1)          COMMON STOCK(2)
                              ----------------------   ----------------------   ----------------------
                               NUMBER                   NUMBER                   NUMBER
    NAME OF STOCKHOLDER       OF SHARES   PERCENTAGE   OF SHARES   PERCENTAGE   OF SHARES   PERCENTAGE
    -------------------       ---------   ----------   ---------   ----------   ---------   ----------
Richard W. Weening(3).......    181,000        *              --        --             --         --
QUAESTUS Management
  Corporation(4)............    101,000        *              --        --        337,313       15.7%
CML Holdings, LLC(5)........    201,100        *              --        --      1,522,422       70.8%
QUAESTUS Partner Fund.......     80,000        *              --        --             --         --
Lewis W. Dickey, Jr.(3).....    149,740        *              --        --             --         --
DBBC of Georgia, LLC(6).....         --       --              --        --        376,542       13.6%
William M. Bungeroth(7).....    135,466        *              --        --             --         --
Richard J. Bonick, Jr.(7)...     94,590        *              --        --             --         --
John Dickey(7)..............     65,542        *              --        --             --         --
BA Capital Company, LP......         --       --       3,371,246      42.9%            --         --
State of Wisconsin
  Investment Board(8).......         --       --       3,791,619      48.3%            --         --
The Northwestern Mutual Life
  Ins. Co.(9)...............         --       --         693,728       8.8%            --         --
Putnam Investments,
  Inc.(10)..................  1,123,900      5.3%             --        --             --         --
Robert H. Sheridan,
  III(11)...................      6,000        *              --        --             --         --
Ralph B. Everett(11)........      8,000        *              --        --             --         --
Eric P. Robison.............         --       --              --        --             --         --
All directors and executive
  officers as a group (8
  persons)..................    640,338      3.0%             --        --      2,151,277     100.00%

- -------------------------
  *  Indicates less than one percent

 (1) Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holders to one vote and subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. Under certain conditions and subject to prior governmental approval, shares of Class B Common Stock are convertible into shares of Class A Common Stock and/or Class C Common Stock.

 (2) Subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. Under certain conditions and subject to prior governmental approval, shares of Class C Common Stock are convertible into shares of Class A Common Stock.

 (3) Represents beneficial ownership attributable to Mr. Weening as a result of his controlling interests in QUAESTUS Management Corporation and QUAESTUS Partner Fund and beneficial ownership attributable to Lewis W. Dickey, Jr. as a result of his controlling interest in DBBC of Georgia, LLC. Includes options to purchase 250,173 shares of Class C Common Stock exercisable within 60 days granted to each of Messrs. Weening and Lewis W. Dickey, Jr. under the 1998 Executive Stock Incentive Plan.

 (4) The address of QUAESTUS Management Corporation is 111 East Kilbourn Avenue, Suite 2700, Milwaukee, Wisconsin 53202. This information is based on a
     Schedule 13G dated February 16, 1999.

 (5) The address of CML Holdings, LLC is 111 East Kilbourn Avenue, Suite 2700, Milwaukee, Wisconsin 53202.

 (6) The address of DBBC of Georgia, LLC is 3060 Peachtree Road, N.W., Suite 730, Atlanta, Georgia 30305. This information is based on a Schedule 13G dated February 16, 1999.

 (7) Includes options to purchase 47,000, 6,124 and 30, 452 shares of Class A Common Stock exercisable within 60 days granted to Messrs. Bungeroth, Bonick, and John Dickey, respectively, under the 1998 Stock Incentive Plan.

 (8) The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. This information is based on a Schedule 13G dated February 4, 1999.

 (9) The address of The Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. This information is based on a Schedule 13G dated February 10, 1999.

(10) The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109. This information is based on a Schedule 13G dated May 5, 1999. Of these shares, Putnam Investments, Inc. has shared voting power as to 592,000 shares and shared dispositive power as to all 1,123,900 shares of Common Stock.

(11) Include options to purchase 6,000 shares of Class A Common Stock exercisable within 60 days granted to each of Messrs. Sheridan and Everett upon their election to Board of Directors.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of the Company's common stock must report their initial ownership of the Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. The Commission has designated specific due dates for these reports and the Company must identify in this proxy statement those persons for whom these reports were not filed when due. The Company believes, based upon a review of copies of such reports and written materials, that no other reports were required, and that during 1998 all Section 16 filing requirements applicable to the Company's directors, executive officers and greater than 10% beneficial owners were complied with, except for the following: (i) the original Form 3 filed for Lewis W. Dickey, Jr. did not include certain shares purchased for his personal account; (ii) the original Form 3 reports for CML Holdings did not include one transaction and was not filed on a timely basis; and (iii) the Form 4 report for one transaction of CML Holdings for the month end September 30, 1998 was filed shortly after the due date of October 10, 1998. Each of these matters was subsequently reported correctly as required.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors of the Company who are not employees receive a fee of $1,000 for each Board meeting which they attend, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. In addition, in 1998, Messrs. Sheridan and Everett each received options to purchase a total of 30,000 shares of Class A Common Stock. Such options are exercisable at the fair market value of the Class A Common Stock at the date of grant. These options will vest 20% per year with each option being fully exercisable five years from the date of grant. On August 30, 1999, Messrs. Sheridan and Everett each received additional options to purchase a total of 10,000 shares of Class A Common Stock, and Mr. Robison received options to purchase a total of 50,000 shares of Class A Common Stock. Such options are exercisable at the fair market value of the Class A Common Stock at the date of grant. These options will vest 20% over year with each option being fully exercisable five years from the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Everett was a member of the Compensation Committee in 1998 but is no longer a member of such committee. Mr. Everett is a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, where he heads the firm's Federal Legislative Practice Group. The Company engages the law firm of Paul, Hastings, Janofsky & Walker LLP in numerous matters dealing with compliance with federal regulation and corporate finance activities. Total expenses paid to Paul, Hastings, Janofsky & Walker LLP during fiscal 1998 and 1997 were approximately $1,190,000 and $0, respectively. Of these expenses paid in 1998 and 1997, $1,131,000 and $0 were capitalized as acquisition or financing costs. The remaining expenses have been included as part of the corporate general and administrative expenses in the statement of operations. At December 31, 1998 and 1997, amounts payable to Paul, Hastings, Janofsky & Walker LLP were approximately $642,000 and $22,000, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lewis W. Dickey, Jr. and John Dickey each have a 25% ownership interest in Stratford Research, Inc. ("Stratford"), an entity that provides programming consulting and market research services to the Company. Under an agreement with Stratford, Stratford receives $25,000 to evaluate programming at target radio stations. Annual strategic studies cost the Company a minimum of $25,000 negotiable depending on competitive market conditions. Additionally, Stratford provides program-consulting services for contractually specified amounts over the three years of the agreement. Total fees paid to Stratford by the Company during 1998 and 1997 were $2,735,000 and $184,000 respectively.

     QUAESTUS Management Corporation ("QUAESTUS"), an investment firm specializing in media and new media controlled by Richard W. Weening, performs due diligence on the Company's proposed transactions as well as certain other consulting services including internet strategy consulting, research support for Department of Justice inquiries and analytic services in support of the Treasury and corporate finance function. During 1998 and 1997, the Company paid QUAESTUS $1,423,000 and $297,000 respectively, for services. Under an Agreement reviewed and approved by the independent directors, for specified due diligence services QUAESTUS receives a specified flat rate per transaction between $15,000 and $60,000 depending on the amount of work involved as reflected in the number of FM stations proposed to be acquired in the transaction. For other services QUAESTUS is paid an hourly rate per person-hour. QUAESTUS is not paid based on the value of any transaction. The Company is obligated to reimburse QUAESTUS for all of its out-of-pocket expenses incurred in connection with the performance of services under such agreement.

     The Company also paid to Cumulus Media, LLC fees in 1998 and 1997 consisting of (i) a non-recurring organizational fee of $300,000 in 1997 (with QUAESTUS receiving $180,000 of such fee and DBBC of Georgia, LLC, receiving $120,000 of such fee) and (ii) management fees of $150,000 and $206,000 (with QUAESTUS receiving $90,000 and $123,000 respectively, of such fees from Cumulus Media, LLC and DBBC of Georgia, LLC, receiving $60,000 and $834,000, respectively, of such fees from Cumulus Media, LLC). The fees paid to Cumulus Media, LLC have terminated. Lewis W. Dickey, Jr. and John Dickey have a 75% and 25% ownership interest in DBBC of Georgia LLC, respectively.

     As noted above, one of the Company's directors is Mr. Ralph B. Everett. Mr. Everett is a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, which the Company has engaged.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                            PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                NAME                        --------------------------------------
Richard W. Weening                     Mr. Weening, age 53, has served as Executive
                                       Chairman, Treasurer and Director of the Company
                                       since March 1998. Mr. Weening served as Chairman
                                       of the Company from its inception on May 22, 1997
                                       until March 1998. Mr. Weening was a founder and
                                       an initial investor in Cumulus Media, LLC through
                                       his ownership interest in CML Holdings LLC
                                       ("CML"), an investment fund managed by QUAESTUS,
                                       a private equity investment and advisory firm
                                       specializing in information services and media
                                       and new media companies. QUAESTUS was also a
                                       Managing Member of Cumulus Media, LLC. Mr.
                                       Weening served as Chairman and Chief Executive
                                       Officer of Cumulus Media, LLC from its inception
                                       in April 1997 until its dissolution in June 1998.
                                       Mr. Weening founded QUAESTUS in 1989 and served
                                       as Chairman and Chief Executive Officer until
                                       March 1998. Mr. Weening has over 20 years
                                       experience as a chief executive officer and
                                       investor in the information and media industry,
                                       including text and reference book publishing,
                                       business magazine publishing, radio broadcasting,
                                       interactive information services and electronic
                                       commerce software and services. In 1985, Mr.
                                       Weening founded Caribbean Communications Company
                                       Ltd., a radio broadcasting company acquired by
                                       the Company in May 1997. He currently serves as a
                                       director of QUAESTUS and ARI Network Services,
                                       Inc. He holds a Bachelor of Arts degree from St.
                                       John's University.

Lewis W. Dickey, Jr.                   Mr. Dickey, age 37, has served as Executive Vice
                                       Chairman and Director of the Company since March
                                       1998. Mr. Dickey was a founder and an initial
                                       investor in Cumulus Media, LLC through his
                                       interest in CML and owns 75% of the outstanding
                                       capital stock of DBBC of Georgia, LLC, a Managing
                                       Member of Cumulus Media, LLC. He served as
                                       Executive Vice Chairman and a Director of Cumulus
                                       Media, LLC from its inception in April 1997 until
                                       its dissolution in June 1998. Mr. Dickey is the
                                       founder and was President of Stratford from
                                       September 1985 to March 1998 and owns 25% of the
                                       outstanding capital stock of Stratford. Stratford
                                       is a strategy consulting and market research firm
                                       advising radio and television broadcasters as
                                       well as other media related industries. From
                                       January 1988 until March 1998, Mr. Dickey served
                                       as President and Chief Operating Officer of
                                       Midwestern Broadcasting, which operated two
                                       stations in Toledo, Ohio that were acquired by
                                       the Company in November 1997. He also


                                            PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                NAME                        --------------------------------------
                                       has an ownership interest (along with members of
                                       his family and Mr. Weening) in three stations in
                                       Nashville, Tennessee: WQQK-FM, WNPL-FM and
                                       WVOL-AM. Mr. Dickey is a nationally regarded
                                       consultant on radio strategy and the author of
                                       The Franchise -- Building Radio Brands, published
                                       by the National Association of Broadcasters, one
                                       of the industry's leading texts on competition
                                       and strategy. He holds Bachelor of Arts and
                                       Master of Arts degrees from Stanford University
                                       and a Master of Business Administration degree
                                       from Harvard University. Mr. Dickey is the
                                       brother of John Dickey, the Company's Senior Vice
                                       President of Programming.

William M. Bungeroth                   Mr. Bungeroth, age 52, has served as President
                                       and Director of the Company and President and
                                       Chief Executive Officer of Cumulus Broadcasting,
                                       Inc. since the companies began operations in May
                                       1997. Mr. Bungeroth joined the Company from WPNT
                                       Radio in Chicago where he was Vice President and
                                       General Manager of this flagship property of
                                       Century Broadcasting Corporation. Prior to
                                       joining Century Broadcasting Corporation in 1992,
                                       he was President of Consulting Partners, which
                                       specialized in improving the operations of radio
                                       stations in smaller and mid-size markets. From
                                       August 1989 to July 1990, Mr. Bungeroth was Vice
                                       President of Major Market Affiliations at Unistar
                                       Radio Networks. From August 1987 to August 1989,
                                       he was President and Chief Operating Officer of
                                       Sunbelt Communications. From 1982 to 1987, he was
                                       Vice President of Sales and Operations at Century
                                       Broadcasting. He holds a Bachelor of Arts degree
                                       from Lafayette College

Robert H. Sheridan, III                Mr. Sheridan, age 36, has served as a Director of
                                       the Company since July 1998. Mr. Sheridan served
                                       as a member of the Investment Committee of
                                       Cumulus Media, LLC from April 1997 until its
                                       dissolution in June 1998. Mr. Sheridan has served
                                       as a Managing Director of Bank of America Capital
                                       Investors or its predecessor, the principal
                                       investment group within Bank of America
                                       Corporation since January 1998, and is a Senior
                                       Vice President of BA Capital Company, L.P.,
                                       formerly known as NationsBanc Capital Corp. He
                                       was a Director of a predecessor of Bank of
                                       America Capital Investors from January 1996 to
                                       January 1998. BA Capital Company, L.P. is a
                                       stockholder of the Company. Prior to joining a
                                       predecessor of Bank of America Capital Investors
                                       in January 1994, Mr. Sheridan worked in the
                                       corporate bank division of a predecessor from
                                       June 1989 to January 1994.


                                       19

                                            PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                NAME                        --------------------------------------
                                       Mr. Sheridan serves as a director of several
                                       privately held companies. Mr. Sheridan holds
                                       a Bachelor of Arts degree from Vanderbilt
                                       University and a Master of Business  Administration
                                       from Columbia University. See "Security Ownership
                                       of Certain Beneficial Owners and Management."

Ralph B. Everett                       Mr. Everett, age 48, has served as a Director of
                                       the Company since July 1998. Since 1989, Mr.
                                       Everett has been a partner with the Washington,
                                       D.C. office of the law firm of Paul, Hastings,
                                       Janofsky & Walker LLP, where he heads the firm's
                                       Federal Legislative Practice Group. Prior to
                                       1989, he was Chief Counsel and Staff Director of
                                       the United States Senate Committee on Commerce,
                                       Science and Transportation. He is a Director and
                                       a member of the Investment Committee of
                                       Shenandoah Life Insurance Company. He is also a
                                       member of the Board of Visitors of Duke
                                       University Law School and the Norfolk Southern
                                       Corporation Advisory Board. Mr. Everett holds a
                                       Bachelor of Arts degree from Morehouse College
                                       and a Juris Doctor degree from Duke University.

Eric P. Robison                        Mr. Robison, age 40, has served as a Director of
                                       the Company since August 1999. Since January
                                       1994, Mr. Robison has worked for Vulcan
                                       Northwest, Inc., the holding company that manages
                                       all personal and business interests for investor
                                       Paul G. Allen. In this role Mr. Robison serves as
                                       a Business Development Associate for Vulcan
                                       Ventures, Inc., the venture fund division of
                                       Vulcan and investigates and secures investment
                                       opportunities. Mr. Robison also serves on the
                                       board of directors of C/NET, Inc., ARI Network
                                       Services, Inc., Egghead.com, Inc., Liquid Audio,
                                       Inc. Prior to joining Vulcan, Mr. Robison was
                                       co-founder and vice president of The Stanton
                                       Robison Group, Inc., a business development,
                                       marketing and advertising consulting firm. Mr.
                                       Robison has served in key marketing management
                                       positions with SGS, Inc., Ashton-Tate, Inc., and
                                       Denny's Inc. He has also worked on the account
                                       staff of some of the nation's most prestigious
                                       advertising agencies including McCann Erickson,
                                       Doyle Dane Bernbach and Foote Cone and Belding.
                                       Robison holds a Bachelor of Arts degree in
                                       communication studies from California State
                                       University, Sacramento, and a Master of Business
                                       Administration in general management from the
                                       University of California, Davis.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors held three regularly scheduled and special meetings during 1998. Each director attended at least 75% of his Board and committee meetings.

     It is primarily the Board's responsibility to oversee the management of the Company's business. To assist in carrying out this responsibility, the Board has established the standing committees listed below. The Company does not have a standing nominating committee.

     The Audit Committee (1) reviews management's recommendation for selection of the Company's independent auditors, (2) examines accounting processes and reporting systems, (3) assesses the adequacy of internal controls and risk management, (4) reviews and approves the Company's financial disclosures and (5) reviews other similar matters. The Audit Committee did not meet during 1998, but did meet during the first quarter of 1999 to discuss the Company's fiscal year 1998 audit. The current members of the Audit Committee are Messrs. Sheridan (Chairman) and Everett.

     The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and stock-based compensation for the named executive officers. The Compensation Committee met once in 1998, after the Company's initial public offering. The current members of the Compensation Committee are Messrs. Sheridan (Chairman) and Robison.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee was established after completion of the Company's initial public offering in June 1998. In 1998, the Compensation Committee consisted of Messrs. Sheridan and Everett, neither of whom is an employee of the Company. The Compensation Committee is responsible for making recommendations to the Board concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company's 1999 Stock Incentive Plan, the 1999 Executive Stock Incentive Plan, the 1998 Stock Incentive Plan and the 1998 Executive Stock Incentive Plan and determines awards to be made under such plans to the Company's executive officers and to other eligible individuals. The Compensation Committee reviews compensation programs for executive officers annually.

     With respect to 1998, virtually all of the compensation decisions for executive officers were made by the Company's Board of Directors prior to the completion of the initial public offering.

     The Company's executive compensation program aims to:

     - Link managers' goals with shareholders' interests.

     - Support business plans and long-term Company goals.

     - Tie executive compensation to Company performance.

     - Attract and retain talented management.

TYPES OF COMPENSATION

     There are two main types of compensation:

     (1) Annual compensation. This includes salary and bonus. The Company awards bonuses only when profits and other performance criteria meet certain levels.

     (2) Equity Based Compensation. The Company adopted the 1999 Stock Incentive Plan and the 1999 Executive Stock Incentive Plan in connection with the Company's follow on equity offering in July 1999. The Company adopted the 1998 Stock Incentive Plan and the 1998 Executive Stock Incentive Plan in connection with the Company's initial public offering. The Compensation Committee expects that stock option grants will be the primary form of long-term incentive compensation for the Company's executive officers. The Compensation Committee believes stock options are an effective means of incenting senior management to increase the long-term value of the Company's Common Stock.

        In making compensation decisions, it is the Compensation Committee's current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

     The Compensation Committee wants the compensation of the Company's executives to be competitive in the broadcast industry and with other U.S. media companies. The Committee conducts its own review of various parts of the compensation program, and using its assessment of the skills, experience, and achievements of individual executives, the Committee decides the compensation of executives.

     The Committee looks at the size and success of other companies and the types of jobs covered by these companies in determining executive compensation. One goal of the Company's compensation program is to approximate the survey group's average compensation, adjusted for company size and performance.

     The Committee also considers the tax deductibility of compensation paid to the executive officers.

ANNUAL COMPENSATION

GENERAL

     Annual compensation for the Company's executives includes salary and bonus.

     This is similar to the compensation programs of most leading companies.

     The Committee aims to pay salaries at the average of the survey companies, adjusted for company size and performance. The Committee also looks at the specific job duties, the person's achievements and other criteria.

BONUSES

     The Company provides cash awards to executives; market managers and other key personnel based on the Company's achievement of the overall financial performance plan and the achievement of executive-specific performance goals in the applicable fiscal year. Bonus awards are limited to a percentage of base salary ranging from 10% to 50% depending on the participant's level of responsibility. Awards are made at the sole discretion of the Executive Chairman and the Compensation Committee taking into account the above mentioned factors and such other factors as the Compensation Committee may deem relevant.

EQUITY BASED COMPENSATION

GENERAL

     Today's business decisions affect the Company over a number of years. This is why the long-term incentive awards are tied to the Company's performance and the value of the Company's Common Stock over several years.

     In general, the amount of the long-term incentive awards does not change as much as the amount of the annual bonus awards.

STOCK OPTIONS

     Stock options are an important part of the Company's long-term incentive program. The managers who receive them gain only when the Common Stock value goes up.

     In 1998, the executives and other employees received ten-year options in amounts commensurate with rank and responsibility. In deciding the size of individual option grants for 1998, the Committee considered the responsibilities and title, as well as the total number of options awarded to all employees.

EXECUTIVE CHAIRMAN COMPENSATION

ANNUAL COMPENSATION

     In determining Mr. Weening's salary, the Committee considered his job duties, the pay practices of other companies and Mr. Weening's preference for equity-based compensation.

     Mr. Weening's bonus for 1998 was based on the terms of his employment agreement and Company performance criteria set forth therein, which provided for the full bonus of $150,000 if the Company exceeded revenue and EBITDA thresholds. Such thresholds were exceeded in 1998. The Committee also considered his job as head of a significant U.S. media company with a wide area of control and broad duties. The Committee reviewed his 1998 accomplishments, and the Committee considered these combined views.

EQUITY BASED COMPENSATION

     The value of the stock options and granted to Mr. Weening in 1998 also depends on the Company's future success and whether that success is reflected in the value of the Common Stock.

     In deciding the number of stock options to grant Mr. Weening, the Committee considered the value of his other long-term incentive compensation compared with competitive long-term compensation values. The Committee also considered the complexity and duties of his job. Finally, the Committee considered the deductibility of Mr. Weening's compensation under the tax laws.



                             COMPENSATION COMMITTEE
                        Robert H. Sheridan III, Chairman
                                Ralph B. Everett

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued for services rendered to the Company in all capacities, for the past two years for the Chief Executive Officer and each of the other executive officers of the Company employed as of December 31, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                                               AWARDS
                                            ANNUAL          ------------
                                         COMPENSATION        SECURITIES
                                      -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS     OPTIONS (#)    COMPENSATION(3)
- ---------------------------   ----    --------   --------   ------------   ---------------
Richard W. Weening..........  1998    $300,000   $150,000(1)   1,000,690      $     --
  Executive Chairman &        1997(2) $     --   $     --            --       $     --
  Treasurer
Lewis W. Dickey.............  1998    $300,000   $150,000(1)   1,000,690      $     --
  Executive Vice Chairman     1997(2) $     --   $     --            --       $     --
William M. Bungeroth........  1998    $275,000   $     --       235,000       $  2,160
  President.................  1997    $170,000   $ 50,000            --       $205,000
Richard J. Bonick, Jr. .....  1998    $250,000   $     --        36,620       $  2,145
  Vice President & CFO        1997    $170,000   $ 25,000            --       $205,000
John Dickey.................  1998    $250,000   $     --       152,708       $     --
  Senior Vice President of    1997(2) $     --   $     --            --       $     --
  Programming

- -------------------------
(1) The Compensation Committee approached Messrs. Weening and L. Dickey about substituting options for any cash bonus earned under their employment agreements as a way of more closely tying their compensation to the future growth in the Company. As a result, Messrs. Weening and L. Dickey were each granted an option to purchase 30,000 shares of Class A Common Stock in August 1999 under the 1999 Stock Incentive Plan.

(2) During 1997, Messrs. Weening, L. Dickey and J. Dickey dedicated approximately 85%, 89% and 0% of their time, respectively, to matters directly related to the Company and its business, since the Company's inception. Messrs. Weening, L. Dickey and J. Dickey did not receive any compensation directly from the Company. However, during 1997, the Company paid $297,000 to QUAESTUS, an entity controlled by Mr. Weening, for acquisitions and corporate finance services performed on behalf of the Company. In addition, the Company paid $184,000 to Stratford Research, an entity controlled by L. Dickey and J. Dickey, for programming research and broadcast strategy consulting services. At December 31, 1997, the Company owed an additional $240,000 to Stratford Research for services rendered.

    During 1997, the Company also paid a nonrecurring organization fee of $300,000 (with QUAESTUS receiving $180,000 of such fee and DBBC, an entity controlled by L. Dickey, receiving $120,000 of such fee), and a management fee of $206,000 (with QUAESTUS receiving $123,600 of such fee and DBBC receiving $82,400 of such fee).

(3) During the fiscal year ending December 31, 1998, Messrs. Bungeroth and Bonick received $2,160 and $2,145, respectively, in other compensation representing the matching Company contribution under the Company's Defined Contribution Plan (the "401(k) Plan"). No other executives were eligible to participate in the 401(k) Plan in 1998.

EMPLOYMENT AGREEMENTS

     As discussed more particularly below, the Company has entered into employment agreements with certain of the Named Executive Officers. If the Named Executive Officer voluntarily terminates his employment with the Company for other than "good reason" or is terminated following a "change in control" (both as defined in the employment agreements) such employment agreements prohibit each of the Named Executive Officers from competing with the Company for a specified period after termination of employment (18 months for Messrs. Weening and Dickey and 12 months for Messrs. Bungeroth and Bonick).

     Mr. Weening serves as Executive Chairman and Treasurer of the Company under an employment agreement with the Company. Under the terms of Mr. Weening's employment agreement, he is entitled to receive an annual base salary of $300,000. Such base salary will increase by a minimum of 5.0% during each year and may increase further if the Compensation Committee deems appropriate. The agreement provides that Mr. Weening may receive a bonus of up to 50% of his base salary, with bonus targets to be based on budgeted broadcast cash flow as determined by the Compensation Committee. Mr. Weening's employment agreement has a three-year term, which automatically extends each year for one additional year, subject to non-renewal. The terms of the agreement also provide that upon the death or disability of Mr. Weening, the Company shall continue to pay Mr. Weening's base salary for the twelve-month period immediately following such event, all unvested time vested options will vest and the Company will continue to provide certain welfare benefits to Mr. Weening and his dependents for twelve months.

     In addition, in the event (i) the death or disability occurs after the mid-point of a particular vesting year and (ii) the fair market value of the Class A Common Stock as of the date of such death or disability equals or exceeds the exercise price per share of the performance options scheduled to vest at the end of such vesting year, such performance options will vest. The agreement also provides that in the event Mr. Weening is terminated by the Company without cause or terminates his employment for good reason, the Company will pay to Mr. Weening an amount equal to the greater of (i) the base salary owed to Mr. Weening for the remainder of the term of the agreement and (ii) one hundred percent of his annual base salary in effect as of the date of termination plus the last bonus received by Mr. Weening, all unvested time vested options will vest and the Company will continue to provide benefits to Mr. Weening and his dependents for twelve months. In addition, if the fair market value of the Class A Common Stock as of the date of such termination equals or exceeds the exercise price per share of the unvested performance options; such performance options will vest.

     Further, if the cumulative total return of the Class A Common Stock from July 1, 1998 to the date of termination exceeds the total return of the bottom quartile of an index of eight publicly traded companies most comparable to the Company, the performance options will vest. Such performance options that become vested shall remain exercisable until 90 days following the date that such performance options would otherwise have become vested and exercisable. If, within the one-year period following a change of control, the Company terminates Mr. Weening's employment for any reason other than death or disability or for cause or Mr. Weening terminates his employment for "good reason" (as defined in the employment agreement), Mr. Weening will be paid the same amount as if he were terminated without cause if no change of control had occurred and all unvested time vested options and performance options will vest.

     Mr. Dickey serves as Executive Vice Chairman of the Company under an employment agreement with the Company. Under the terms of Mr. Dickey's employment agreement he is entitled to receive an annual base salary of $300,000. Such base salary will increase by a minimum of 5.0% during each year and may increase further if the Compensation Committee deems it appropriate. The agreement provides that Mr. Dickey may receive a bonus of up to 50% of his base salary, with bonus targets to be based on budgeted Broadcast Cash Flow as determined by the Compensation Committee. Mr. Dickey's employment agreement has a three-year term, which automatically extends each year for one additional year, subject to non-renewal.

     The terms of the agreement also provide that upon the death or disability of Mr. Dickey, the Company shall continue to pay Mr. Dickey's base salary for the twelve-month period immediately following such event, all unvested time vested options will vest and the Company will continue to provide certain welfare benefits to Mr. Dickey and his dependents for twelve months. In addition, if (i) the death or disability occurs after the mid-point of a particular vesting year and (ii) the fair market value of the Class A Common Stock as of the date of such death or disability equals or exceeds the exercise price per share of the performance options scheduled to vest at the end of such vesting year, such performance options will vest.

     The agreement also provides that in the event Mr. Dickey is terminated by the Company without cause or terminates his employment for good reason, the Company will pay to Mr. Dickey an amount equal to the greater of (i) the base salary owed to Mr. Dickey for the remainder of the term of the agreement and
(ii) one times annual base salary in effect as of the date of termination plus the last bonus received by Mr. Dickey and all unvested time vested options will vest. In addition, if the fair market value of the Class A Common Stock as of the date of such termination equals or exceeds the exercise price per share of the unvested performance options; such performance options will vest. Further, if the cumulative total return of the Class A Common Stock from July 1, 1998 to the date of termination exceeds the total return of the bottom quartile of an index of eight publicly traded companies most comparable to the Company, the performance options will vest. Such performance options that become vested shall remain exercisable until 90 days following the date that such performance options would otherwise have become vested and exercisable. If, within the one-year period following a change of control, the Company terminates Mr. Dickey's employment for any reason other than death or disability or for cause, or Mr. Dickey terminates his employment for "good reason" (as defined in the employment agreement), Mr. Dickey will be paid the same amount as if he were terminated without cause if no change of control had occurred and all unvested time vested options and performance options will vest.

     Mr. Bungeroth serves as President and Chief Executive Officer of the Company and President and Chief Executive Officer of Cumulus Broadcasting, Inc. under an employment agreement with the Company. Under the terms of Mr. Bungeroth's employment agreement, he is entitled to receive an annual base salary of $300,000 and is eligible to receive a bonus of up to 50% of his annual base salary based on goals agreed upon by Mr. Bungeroth and the Company's Board of Directors. Mr. Bungeroth's employment agreement is terminable by either party.

     Mr. Bonick is a party to an employment agreement with the Company, pursuant to which he serves as Vice President and Chief Financial Officer of the Company and Cumulus Broadcasting, Inc. Under the terms of Mr. Bonick's employment agreement, he is entitled to receive an annual base salary of $250,000 and is eligible to receive a bonus of up to 50% of his annual base salary based on goals agreed upon by Mr. Bonick and the Company's Board of Directors. Mr. Bonick's employment agreement is terminable by either party.

          OPTION GRANTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

     The following table sets forth information regarding options to purchase Common Stock granted by the Company to the Named Executive Officers in the Summary Compensation Table during the 1998 calendar year:

                             NUMBER OF      % OF TOTAL
                            SECURITIES        OPTIONS
                            UNDERLYING      GRANTED TO      EXERCISE OR                   GRANT DATE
                              OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION      PRESENT
           NAME               GRANTED       FISCAL YEAR      PER SHARE        DATE         VALUE(1)
           ----             ----------     ------------     -----------    ----------     ----------
Richard W. Weening(2)
  Group #1................    312,715           9.95%         $14.00      June 22, 2008   $2,040,465
  Group #2................    312,715           9.95%            (3)      June 22, 2008   $1,823,128
  Group #3................    375,260          11.94%            (3)      June 22, 2008   $2,191,518
Lewis W. Dickey, Jr.(2)
  Group #1................    312,715           9.95%         $14.00      June 22, 2008   $2,040,465
  Group #2................    312,715           9.95%            (3)      June 22, 2008   $1,823,128
  Group #3................    375,260          11.94%            (3)      June 22, 2008   $2,191,518
William M. Bungeroth(4)...    235,000           7.48%         $14.00      June 22, 2008   $1,688,710
Richard J. Bonick,
  Jr.(4)..................     36,620           1.17%         $14.00      June 22, 2008   $  263,151
John Dickey(4)............    152,708           4.86%         $14.00      June 22, 2008   $1,097,360

- -------------------------

(1) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0.00% for all years; expected volatility of 65.59%; risk-free interest rate of 4.73%; and expected life of four years for the 1998 Executive Stock Incentive Plan and five years for the 1998 Stock Incentive Plan.

(2) All options relate to shares of Class C Common Stock.

(3) Stock options under the 1998 Executive Stock Incentive Plan were granted on July 1, 1998 and are divided into three groups. Group 1 consists of time vested options with an exercise price equal to $14.00 per share and vest quarterly in equal installments over a four-year period (subject to accelerated vesting in certain circumstances as described under "-- Employment Agreements"). Group 2 and Group 3 also consist of time-vested options which vest in four equal annual installments on July 1, 1999, July 1, 2000, July 1, 2001 and July 1, 2002 (subject to accelerated vesting in certain circumstances as described below above "Employment Agreements"). The first installment of both the Group 2 options and Group 3 options are exercisable at a price of $14.00 per share on July 1, 1999 and subsequent installments are exercisable at a price 15% (or 20% in the case of Group 3 options) greater than the prior year's exercise price for each of the next three years. All options vest upon a change of control of the Company as described below above "Employment Agreements".

(4) All options relate to shares of Class A Common Stock.

 AGGREGATED OPTION EXERCISES FOR THE TWELVE MONTHS ENDING DECEMBER 31, 1998 AND
                                YEAR-END VALUES

     The following table sets forth information concerning option exercises for the year ended December 31, 1998 by the Named Executive Officers in the Summary Compensation Table, and the value of each such executive officer's unexercised options at December 31, 1998. No options were exercised in 1998.

                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                                    OPTIONS AT DECEMBER 31, 1998            MONEY OPTIONS AT
                                                (#)                     DECEMBER 31, 1998 ($)(1)
                                   ------------------------------    ------------------------------
                                   EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
                                   -----------      -------------    -----------      -------------
Richard W. Weening (3).........      0                1,000,690         0$             $1,272,363(2)
Lewis W. Dickey, Jr. (3).......      0                1,000,690         0$             $1,272,363(2)
William M. Bungeroth (4).......      0                  235,000         0$             $  616,875
Richard J. Bonick, Jr. (4).....      0                   36,620         0$             $   96,128
John Dickey (4)................      0                  152,708         0$             $  400,858

- -------------------------

(1) Based upon a per share price for Common Stock of $16.625. This price represents the closing price for the Common Stock on the NASDAQ National Market System on December 31, 1998.

(2) Represents the value of 484,710 in-the-money options for each individual, respectively, at December 31, 1998.

(3) Unexercised options related to shares of Class C Common Stock.

(4) Unexercised options related to shares of Class A Common Stock.

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on the Company's Common Stock since the Company's initial public offering on June 26, 1998 with that of the (i) Standard & Poors 500 Stock Index; (ii) the NASDAQ Stock Market Index and (iii) an index comprised of radio broadcast and media companies. See note (a) below. The total return calculations set forth below assume $100 invested on June 26, 1998, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 1998. Since the Company effected its initial public offering in June 1998, the information in the graph is provided in twenty-three or twenty-four day intervals from June 26, 1998 through December 31, 1998. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                               Performance Graph

(a) Index comprised of radio broadcast, outdoor and other media companies with the following trading symbols: Chancellor Media Corporation (AMFM), Clear Channel Communications Corporation (CCU), Citadel Broadcasting Company
    (CITC), Capstar Broadcasting Partners, Inc. (CRB), Cox Radio Inc. (CXR), Emmis Broadcasting Corporation (EMMS), Hefterl Broadcasting Corporation (HBCCA), Jacor Communications Inc. (JCOR) and Saga Communications Inc.
    (SGA).

                            CUMULATIVE TOTAL RETURN

- --------------------------------------------------------------------------------------------------------------------
                     6/26/98   7/19/98   8/12/98   9/04/98   9/28/98   10/21/98   11/14/98   12/07/98   12/31/98
- --------------------------------------------------------------------------------------------------------------------
    Cumulus          $100.00   $114.29   $121.43   $78.57    $65.18     $63.84     $65.18    $ 94.64    $118.75
- --------------------------------------------------------------------------------------------------------------------
    S&P 500          100.00    104.72     95.68     85.94     92.54      94.41      99.34     104.81     108.47
- --------------------------------------------------------------------------------------------------------------------
    NASDAQ           100.00    107.45     97.65     83.79     93.03      89.58      98.85     109.15     117.29
- --------------------------------------------------------------------------------------------------------------------
    Radio Index(a)   100.00    112.35     99.92     83.79     88.76      79.83      83.89      92.61      95.31
- --------------------------------------------------------------------------------------------------------------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Company's Amended and Restated By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2000 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2000 Annual Meeting of Shareholders must be submitted to the Company not later than August 4, 2000. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company's Amended and Restated By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 on or before June 2, 2000. Proposals should be directed to Mr. Terrence J. Leahy, Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

     If the Company's annual meeting in 2000 is changed by more than 30 days from the anniversary date of the 1999 Annual Meeting, the Company will notify shareholders of such change and the new deadlines for submitting shareholder proposals for consideration at the meeting and for inclusion in the Company's proxy statement. Such notice will be included in the Company's Quarterly Report on Form 10-Q under Item 5.

                           PENDING LEGAL PROCEEDINGS

     No director or executive officer of the Company is an adverse party or has an interest adverse to the Company or its subsidiaries in any material pending legal proceeding.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     The Company's financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999. Shareholders may obtain a copy of the Company's Annual Report for the year ended December 31, 1998 as filed on Form 10-K at no cost by writing to Mr. Terrence J. Leahy, Secretary, Cumulus Media, Inc., 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202.

                                              By Order of the Board of
                                              Directors,
                                              Terrence J. Leahy, Secretary

                                                                      APPENDIX A

                               CUMULUS MEDIA INC.
                              AMENDED AND RESTATED
                       1998 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The purpose of this Plan is to provide eligible employees of Cumulus Media Inc. (the "Company") and its Subsidiaries (as defined in Paragraph 12 hereof) (collectively, the "Employer"), with an opportunity to purchase $.01 par value Class A common stock of the Company (the "Class A Common Stock") through annual offerings to be made commencing on the 1st day of January, 1999 (the "Effective Date of the Offering"), and thus develop a stronger incentive to work for the continued success of the Employer. The aggregate number of shares of Common Stock authorized to be sold pursuant to options granted under this Plan is 1,000,000 shares, subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled, or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the" Code") and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Any expenses of the Committee shall be paid by the Company. The Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final, conclusive and binding on all participants in the Plan.

     3. ELIGIBILITY.

          (a) All employees of the Employer will be eligible to participate in the Plan, provided they have a minimum period of continuous service with the Employer of one (1) month as of the Effective Date of the Offering, subject to the additional limitations imposed herein.

          (b) Any provision of this Plan to the contrary notwithstanding, no employee shall be granted an option:

             (i) if, immediately after the grant, such employee would own, and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company as provided in
        Section 423(b)(3) of the Code; or

             (ii) which permits the employee's rights to purchase stock under all employee stock purchase plans, as defined in Section 423 of the Code, of the Company and any parent or Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of the stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time as provided in Section 423(b)(8) of the Code.

     4. OFFERINGS. The Board of Directors of the Company may authorize the Committee to make one or more annual offerings to employees (through the grant of options) to purchase Common Stock under this Plan. The term of any offering shall be for a period of twelve (12) months' duration.

     5. PARTICIPATION. An employee eligible on the Effective Date of any Offering (as defined in paragraph 1 hereof) may participate in such offering by completing and forwarding a payroll deduction authorization form to his appropriate payroll location before September 30th of the offering period. The form will authorize a regular payroll deduction from the employee's pay.

     6. DEDUCTIONS. The Employer will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages up to a maximum of 15% of the compensation an employee received during the offering period (or during such portion thereof as an employee may elect to participate).

     7. DEDUCTION CHANGES. An employee may increase or decrease his payroll deduction by filing a new payroll deduction authorization form before September 30th of the offering period. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during the term of any offering period.

     8. WITHDRAWAL OF FUNDS. Upon written notice to the Committee, an employee may at any time and for any reason permanently draw out the balance accumulated in his account, and thereby withdraw from participation in an offering. The only right of an employee withdrawing from an offering shall be to be paid the entire amount credited to his account. He may thereafter begin participating again only once, provided it is before September 30th, during the remainder of the offering period. Partial withdrawals will not be permitted.

     9. PURCHASE OF SHARES.

          (a) Each employee participating in an offering under this Plan will be granted an option, upon the Effective Date of the Offering, to purchase as many whole shares of Common Stock of the Company as can be purchased with the total payroll deductions credited to his account during the specified offering period in the manner and on the terms herein provided.

          (b) The purchase price for a share granted under any offering will be the Offering Price of 85% of the lesser of the Fair Market Value (as defined in Section 12 hereof) of a share of Class A Common Stock on the Effective Date of the Offering and December 31 of the year which includes the Effective Date of the Offering, provided, however, that the purchase price shall not be less than par value.

          (c) As of December 31st of each year, the account of each participating employee shall be totaled and the Offering Price determined. If a participating employee shall have sufficient funds in his account to purchase one or more full shares at the Offering Price as of that date, the employee shall be deemed to have exercised his option to purchase such share or shares at such price, his account shall be charged for the amount of the purchase and a stock certificate shall be issued to him as of such day. The balance of any payroll deductions credited to his account during the offering shall be returned to the participating employee.

     10. INTEREST. Interest will not accrue on any employee payroll deduction accounts.

     11. REGISTRATION OF CERTIFICATES. Certificates will be registered only in the name of the employee. If an employee makes a written request to the Committee, the Committee may cause the certificates to be issued in his name jointly with a member of his family with right of survivorship.

     12. DEFINITIONS

          (a) "Fair Market Value" shall be the closing sale price of the Common Stock of the Company on the Nasdaq National Market (the "Nasdaq") as reported in the Midwest Edition of The Wall Street Journal on the date in question, provided that, if no sales of Common Stock of the Company were made on the Nasdaq on any such date, Fair Market Value shall mean the closing sale price of the Common Stock of the Company as reported for the most recent preceding day on which sales of Common Stock were made on the Nasdaq, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

          (b) "Subsidiary" means any corporation of which the Company or a Subsidiary owns 50% or more of the combined voting power of all classes of stock unless the Board determines that such corporation shall not be a "Subsidiary" for purposes hereof. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

     13. RIGHTS AS A SHAREHOLDER. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such full shares shall have been duly issued.

     14. RIGHTS ON RETIREMENT, DEATH, OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him or, in the event of his death, to his estate. Transfer of a participating employee from the Company to a parent or Subsidiary thereof or vice versa shall not constitute termination of employment.

     15. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee, otherwise than by will or the laws of descent and distribution, and are exercisable, during his lifetime, only by him. In addition, rights under the Plan may not be subject to any attachment, garnishment or encumbrance of any kind by creditors of the participating employee.

     16. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated.

     17. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMMON STOCK OF THE COMPANY. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Common Stock, or the Common Stock shall be changed into the same or different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) acceleration of the exercise date of outstanding options, or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

     18. AMENDMENT OF THE PLAN.

          (a) The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 17 hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

          (b) In the event that the Board of Directors determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion and, to the extent necessary or desirable, amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

             (i) altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price;

             (ii) shortening any offering period such that the offering period ends on a new exercise date, including an offering period underway at the time of the action of the Board of Directors; and

             (iii) allocating shares.

Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating employees.

     19. TERMINATION OF THE PLAN.

          (a) This Plan and all rights of employees under any offering hereunder shall terminate:

             (i) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and consistent with Section 423 of the Code; or

             (ii) at any time, at the discretion of the Board of Directors of the Company.

          (b) Upon termination of this Plan, all amounts in the accounts of participating employees shall be either (i) promptly refunded in total or
     (ii) refunded to the extent not used to purchase shares of Class A Common Stock, in the sole discretion of the Board of Directors of the Company.

     20. GOVERNMENTAL REGULATIONS. The obligation to sell and deliver shares of the Class A Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

                                                                      APPENDIX B

                               CUMULUS MEDIA INC.
                           1999 STOCK INCENTIVE PLAN

     1. OBJECTIVES. The Cumulus Media Inc. 1999 Stock Incentive Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

     2. DEFINITIONS.

          (a) "Award" shall mean the grant of a Stock Option to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          (b) "Award Agreement" shall mean an agreement between Cumulus Media Inc. and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

          (c) "Board" shall mean the Board of Directors of Cumulus Media Inc.

          (d) "Cause" shall mean termination of a Participant's employment with the Company for (i) any failure of the Participant to substantially perform his duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his duties, and the Participant fails to resume performance of his duties on a continuous basis within 14 days after receiving such demand, (ii) the commission by the Participant of any act of dishonesty or disloyalty involving the Company or its business, or (iii) the conviction of the Participant of a felony or misdemeanor which, in the reasonable judgment of the Committee, is substantially related to the employee's position with the Company or substantially impairs the Participant's ability to perform his duties with the Company.

          (e) "Change in Control" shall mean any of the following events:

             (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), after the date hereof, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of Cumulus Media Inc. (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of Cumulus Media Inc. entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from Cumulus Media Inc., (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 2(e); or

             (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Cumulus Media Inc.'s shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

             (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of Cumulus Media Inc. is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Cumulus Media Inc. or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of he initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) approval by the shareholders of Cumulus Media Inc. of a complete liquidation or dissolution of Cumulus Media Inc.

          (f) "Class A Common Stock" shall mean the authorized and issued or unissued $.01 par value Class A common stock of Cumulus Media Inc.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" shall mean the Compensation Committee of the Board of Directors of Cumulus Media Inc. which shall be comprised of at least two non-employee directors.

          (i) "Company" shall mean Cumulus Media Inc. and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Cumulus Media Inc. has a significant equity interest, as determined in the sole discretion of the Committee.

          (j) "Fair Market Value" shall mean the closing sale price of the Class A Common Stock on the Nasdaq National Market as reported in the Midwest Edition of the Wall Street Journal for the date in question, provided that, if no sales of Class A Common Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of Class A Common Stock as reported for the most recent preceding day on which sales of Class A Common Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department. Notwithstanding the foregoing, in the case of Awards which are effective on the date the Company sells shares of Class A Common Stock in an underwritten public offering, Fair Market Value shall mean the price per share at which the Class A Common Stock is initially sold to the public pursuant to the offering.

          (k) "Participant" shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan. Notwithstanding the foregoing, if a director is serving on the Board to represent the interests of a corporate shareholder of the Company, the option which otherwise would be awarded to the director may be awarded to the director's employer.

          (l) "Plan" shall mean the Cumulus Media Inc. 1999 Stock Incentive
     Plan.

          (m) "Retirement" shall mean termination of employment with the Company or service as a member of the Board on or after the attainment of age 65.

          (n) "Stock Option" shall mean a grant of a right to purchase a specified number of shares of Class A Common Stock, the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of a nonqualified stock option or an incentive stock option ("ISO"). A nonqualified stock option is an option that does not meet the criteria of an ISO. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Class A Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of
     Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

     3. ELIGIBILITY. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

     4. COMMON STOCK AVAILABLE FOR AWARDS. Subject to adjustment as provided in
Section 14 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 900,000 shares of Class A Common Stock, all of which may be in the form of incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. No individual shall be eligible to receive Awards aggregating more than 300,000 shares of Class A Common Stock reserved under the Plan in any one calendar year, subject to adjustment as provided in Section 14 hereof. Cumulus Media Inc. shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Class A Common Stock available for issuance pursuant to Awards.

     5. ADMINISTRATION. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which current and prospective employees, non-employee directors and consultants are Plan Participants, to grant waivers of Award restrictions, to determine the provisions of Award Agreements and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.

     6. DELEGATION OF AUTHORITY. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

     7. AWARDS. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, conditions under which acceleration of vesting will occur and achievement of specific business objectives.

     8. DEFERRED PAYMENT OF AWARDS. The Committee may permit selected Participants to elect to defer payment of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in stock.

     9. STOCK OPTION EXERCISE. The price at which shares of Class A Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Class A Common Stock, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

     10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Class A Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Class A Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. AMENDMENT OR TERMINATION OF THE PLAN. The Board may, at any time, but only with unanimous consent or approval, amend or terminate the Plan; provided, however, that

          (a) subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

          (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Class A Common Stock which may be delivered pursuant to Awards hereunder, except for increases resulting from Section 14 hereof.

     12. TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 12, all unvested Awards shall immediately terminate and all vested but unexercised, deferred or unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

          (a) Retirement. When a Participant's employment or service terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and/or the exercisability and vesting of any Award may be accelerated.

          (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company or the Board and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement.

          (c) Death or Disability of a Participant.

             (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

             (ii) In the event a Participant is deemed by the Company to be disabled within the meaning of Cumulus Media Inc.'s group long-term disability plan, or if Cumulus Media Inc. does not have such a plan,
        Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

             (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements and (2) accelerate any or all installments and rights.

             (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

          (d) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service on the Board at any time.

     13. NONASSIGNABILITY. Except as provided in subsection (c) of Section 12 and this Section 13, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue, and spouses of his issue.

     14. ADJUSTMENTS. In the event of any change in the outstanding Class A Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Class A Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Class A Common Stock or any distribution (other than normal cash dividends) to holders of Class A Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15. NOTICE. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of finance of the Company in writing, and shall become effective when it is received by his office.

     16. UNFUNDED PLAN. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Class A Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Class A Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Class A Common Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Class A Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     17. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Wisconsin, without giving effect to principles of conflicts of laws, and construed accordingly.

     18. EFFECTIVE AND TERMINATION DATES. The effective date of the Plan is August 30, 1999. The Plan shall terminate on August 30, 2009 subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     19. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

                                                                      APPENDIX C

                               CUMULUS MEDIA INC.
                      1999 EXECUTIVE STOCK INCENTIVE PLAN

     1. OBJECTIVES. The Cumulus Media Inc. 1999 Executive Stock Incentive Plan is designed to be a plan which governs the stock options to be granted to Richard W. Weening ("Mr. Weening") and Lewis W. Dickey, Jr. ("Mr. Dickey").

     2. DEFINITIONS.

          (a) "Award" shall mean the grant of a Stock Option to a Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          (b) "Award Agreement" shall mean an agreement between Cumulus Media Inc. and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

          (c) "Board" shall mean the Board of Directors of Cumulus Media Inc.

          (d) "Cause" shall have the same meaning as in Section 6(c) of the Employment Agreements.

          (e) "Change of Control" shall have the same meaning as in Section 8 of the Employment Agreements.

          (f) "Class A Common Stock" shall mean the authorized and issued or unissued $.01 par value Class A common stock of Cumulus Media Inc.

          (g) "Class C Common Stock" shall mean the authorized and issued or unissued $.01 par value Class C common stock of Cumulus Media Inc.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Committee" shall mean the Compensation Committee of the Board of Directors of Cumulus Media Inc. comprised of at least two non-employee directors.

          (j) "Company" shall mean Cumulus Media Inc. and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Cumulus Media Inc. has a significant equity interest, as determined in the sole discretion of the Committee.

          (k) "Employment Agreements" shall mean the employment agreements between the Company and Mr. Weening and Mr. Dickey, respectively, dated as of July 1, 1998.

          (l) "Fair Market Value", as regards the Class A Common Stock shall mean the closing sale price of the Class A Common Stock on the Nasdaq National Market as reported in the Midwest Edition of the Wall Street Journal for the date in question, provided that, if no sales of Class A Common Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of Class A Common Stock as reported for the most recent preceding day on which sales of Class A

     Common Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department. Notwithstanding the foregoing, in the case of Awards which are effective on the date the Company sells shares of Class A Common Stock in an underwritten public offering, Fair Market Value shall mean the price per share at which the Class A Common Stock is initially sold to the public pursuant to the offering. "Fair Market Value" as regards the Class C Common Stock from time to time, shall mean the Fair Market Value of the Class A Common Stock at such same time unless the Committee determines otherwise because of a determination that the Fair Market Value of the Class A Common Stock is not indicative of the Fair Market Value of the Class C Common Stock. In the event of such a determination, the Committee shall determine the Fair Market Value of the Class C Common Stock in conformity with pertinent law and regulations of the Treasury Department.

          (m) "Participant" shall mean Mr. Weening and/or Mr. Dickey.

          (n) "Plan" shall mean the Cumulus Media Inc. 1999 Executive Stock Incentive Plan.

          (o) "Stock Option" shall mean a grant of a right to purchase a specified number of shares of Class C Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of a nonqualified stock option or an incentive stock option ("ISO"). A nonqualified stock option is an option that does not meet the criteria of an ISO. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with
     Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Class C Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

     3. ELIGIBILITY. Mr. Weening and Mr. Dickey are the only employees eligible to participate in the Plan.

     4. COMMON STOCK AVAILABLE FOR AWARDS. Subject to adjustment as provided in
Section 14 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 1,000,000 shares of Class C Common Stock, provided that not more than 300,000 shares of Class C Common Stock may be subject to incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. No individual shall be eligible to receive Awards aggregating more than 500,000 shares of Class C Common Stock reserved under the Plan in any one calendar year, subject to adjustment as provided in Section 14 hereof. Cumulus Media Inc. shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Class C Common Stock available for issuance pursuant to Awards."

     5. ADMINISTRATION. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to grant waivers of Award restrictions, to determine the provisions of Award Agreements and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.

     6. DELEGATION OF AUTHORITY. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

     7. AWARDS. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, conditions under which acceleration of vesting will occur and achievement of specific business objectives.

     8. DEFERRED PAYMENT OF AWARDS. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in stock.

     9. STOCK OPTION EXERCISE. The price at which shares of Class C Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Class A Common Stock or Class C Common Stock which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

     10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Class C Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Class C Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. AMENDMENT OR TERMINATION OF THE PLAN. The Board may, at any time, but only by unanimous consent or approval, amend or terminate the Plan; provided, however, that

          (a) subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

          (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Class C Common Stock which may be delivered pursuant to Awards hereunder, except for increases resulting from Section 14 hereof.

     12. TERMINATION OF EMPLOYMENT.

          (a) Termination of Options. The impact of a Participant's termination of employment on the vesting and exercisability of a Stock Option shall be governed by the Award Agreement.

          (b) Death or Disability of a Participant.

             (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

             (ii) In the event a Participant suffers a Disability as defined in
        Section 6(e) of the Employment Agreements, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

             (iii) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (b) of Section 12, the Committee's determinations shall be binding and conclusive.

          (c) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company nor shall it interfere in any way with the right of the Company to terminate any Participant's employment at any time.

     13. NONASSIGNABILITY. Except as provided in Section 12(b) and this Section 13, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted, except that Awards, other than incentive stock options, within the meaning of
Section 422 of the Code, may be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue, and spouses of his issue.

     14. ADJUSTMENTS. In the event of any change in the outstanding Class C Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Class C Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Class C Common Stock or any distribution (other than normal cash dividends) to holders of Class C Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15. NOTICE. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of finance of the Company in writing, and shall become effective when it is received by his office.

     16. UNFUNDED PLAN. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Class C Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Class C Common Stock , nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Class C Common Stock granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Class C Common Stock under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     17. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Wisconsin, without giving effect to principles of conflicts of laws, and construed accordingly.

     18. EFFECTIVE AND TERMINATION DATES. The effective date of the Plan is August 30, 1999. The Plan shall terminate on August 30, 2009 subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     19. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

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                                   PROXY CARD
                               CUMULUS MEDIA INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Richard W. Weening and Lewis W. Dickey, Jr. and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Cumulus Media Inc. held of record by the undersigned on September 20, 1999 at the 1999 Annual Meeting of Shareholders of Cumulus Media Inc. to be held on November 2, 1999 or at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS, "FOR" THE APPROVAL OF THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 1999, "FOR" THE APPROVAL OF THE 1998 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN, "FOR" THE APPROVAL OF THE 1999 STOCK INCENTIVE PLAN, "FOR" THE APPROVAL OF THE 1999 EXECUTIVE STOCK INCENTIVE PLAN, "FOR" THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED CLASS A COMMON STOCK AND "FOR" THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION PROVIDING FOR STAGGERED TERMS FOR DIRECTORS.






                          (Detach below and return using the envelope provided.)

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
- --------------------------------------------------------------------------------

                     CUMULUS MEDIA INC. 1999 ANNUAL MEETING


1.   ELECTION OF DIRECTORS:

                                    1-Richard W. Weening     |_| FOR all nominees    |_| WITHHOLD AUTHORITY
                                    2-Lewis W. Dickey, Jr.       listed to the left      to vote for all
                                    3-William M. Bungeroth       (except as specified    nominees listed
                                    4-Robert M. Sheridan, III    below).                 to the left.
                                    5-Ralph B. Everett
                                    6-Eric P. Robison

     (Instructions:  To withhold authority to vote for any indicated nominee,       [               ]
     write the number(s) of the nominee(s) in the box provided to the right.)       [               ]

2.   PROPOSAL TO APPROVE THE 1998 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE
     PLAN:
     [ ] FOR approval of the 1998 Amended and Restated Employee Stock Purchase
         Plan.
     [ ] AGAINST approval of the 1998 Amended and Restated Employee Stock
         Purchase Plan.
     [ ] ABSTAIN from voting on the 1998 Amended and Restated Employee Stock
         Purchase Plan.

3. PROPOSAL TO APPROVE THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 1999:
     [ ] FOR approval of the ratification of PricewaterhouseCoopers LLP as independent auditors for 1999.
     [ ] AGAINST approval of the ratification of
         PricewaterhouseCoopers LLP as independent auditors for 1999.
     [ ] ABSTAIN from voting on the ratification of PricewaterhouseCoopers LLP as independent auditors for 1999.

4.   PROPOSAL TO APPROVE THE 1999 STOCK INCENTIVE PLAN:
     [ ] FOR approval of the 1999 Stock Incentive Plan.
     [ ] AGAINST approval of the 1999 Stock Incentive Plan.
     [ ] ABSTAIN from voting on the 1999 Stock Incentive Plan.

5.   PROPOSAL TO APPROVE THE 1999 EXECUTIVE STOCK INCENTIVE PLAN:
     [ ] FOR approval of the 1999 Executive Stock Incentive Plan.
     [ ] AGAINST approval of the 1999 Executive Stock Incentive Plan.
     [ ] ABSTAIN from voting on the 1999 Executive Stock Incentive Plan.

6. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED CLASS A COMMON STOCK:
     [ ] FOR approval of an amendment to the Amended and Restated Articles of
         Incorporation increasing the authorized Class A Common Stock.
     [ ] AGAINST approval of an amendment to the Amended and Restated Articles of Incorporation increasing the authorized Class A Common Stock.
     [ ] ABSTAIN from voting on the amendment to the Amended and Restated
         Articles of Incorporation increasing the authorized Class A Common
         Stock.
7. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION PROVIDING FOR STAGGERED TERMS FOR DIRECTORS:
     [ ] FOR approval of an amendment to the Amended and Restated Articles of
         Incorporation providing for staggered terms for directors.
     [ ] AGAINST approval of an amendment to the Amended and Restated Articles of Incorporation providing for staggered terms for directors.
     [ ] ABSTAIN from voting on the amendment to the Amended and Restated
         Articles of Incorporation providing for staggered terms for directors.

8. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     No. of Shares
                    --------
                                   Date:
                                         --------------------------------------
     Check appropriate box
     Indicate changes below:             --------------------------------------
                                               (Signature of Shareholder)

     Address Change?  [ ]  Name Change?  [ ]


                                 ----------------------------------------------
                                  (Signature of Shareholder - if held jointly)


                            Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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